SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)               November 26, 2002


                          THE PROCTER & GAMBLE COMPANY
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             (Exact name of registrant as specified in its charter)


    Ohio                          1-434                       31-0411980
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(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                Number)

One Procter & Gamble Plaza, Cincinnati, Ohio                    45202
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code   (513) 983-1100
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ITEM 5.  OTHER EVENTS

         As disclosed in its Annual Report on Form 10-K, on May 31, 2002, The Procter & Gamble Company (the "Company") completed its spin-off of the Jif and Crisco brands. In addition, effective July 1, 2002, the Company realigned the management of its feminine care business from Baby, Feminine & Family Care to Beauty Care.

         To reflect these management and business changes, the Company has realigned its internal and external reporting segments. Beginning in the first quarter of fiscal year 2003 (July - September 2002), the feminine care business will be included in the Beauty Care segment, and the former Baby, Feminine
& Family Care segment will become Baby & Family Care. The former Food & Beverage segment will be renamed Snacks & Beverages, reflecting the remaining businesses.

         As required by FASB Statement No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, prior year segment results have been reclassified to reflect these changes and provide comparable current and historical results. The elements of the former Food & Beverage segment that were spun off or divested, including Jif, Crisco and commercial shortening and oils, are now presented as part of Corporate. This change affects only the presentation of segment results and does not affect the consolidated results of The Procter & Gamble Company.

         In the Company's Form 8-K filed on October 24, 2002, selected interim segment information for 2002 was presented. In this 8-K filing, additional interim segment information is provided for fiscal 2002 and selected interim segment information is provided for fiscal 2001. Full segment information will be presented in the Company's next annual filing.

         P&G is filing this 8-K pursuant to the SEC's Regulation FD.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE PROCTER & GAMBLE COMPANY


                                       /S/ SHARON E. ABRAMS
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                                       Sharon E. Abrams, Secretary
                                       November 26, 2002


                                    EXHIBITS

Exhibit 99-1 - Fiscal Year 2002 Business Segment Information, including quarterly impacts of foreign exchange on sales for the Global Business Units

Exhibit 99-2 - Fiscal Year 2001 Business Segment Information, including quarterly impacts of foreign exchange on sales for the Global Business Units